Exhibit 99.3

FORD MOTOR CREDIT COMPANY

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Gregory C. Smith, Chairman of the Board, Chief Executive Officer and President of Ford Motor Credit Company (“Ford Credit”), hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	Ford Credit’s quarterly report on Form 10-Q for the quarter ended March 31, 2003, to which this statement is filed as an exhibit (the “Report”), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ford Credit.

Dated: May 9, 2003

By /s/ GREGORY C. SMITH

Gregory C. Smith,
Chairman of the Board,
Chief Executive Officer and President

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